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                                  EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Atrix Laboratories, Inc. on Form S-3 of our report dated January 26, 1996, included in the Annual Report on Form 10-K of Atrix Laboratories, Inc. for the year ended December 31, 1995, and to the use of our report dated January 26, 1996, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
    DELOITTE & TOUCHE LLP

Denver, Colorado
April 4, 1996